Exhibit (3) (ii)

BYLAWS

OF

PROVIDENT NEW YORK BANCORP

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ARTICLE II - BOARD OF DIRECTORS

Section 6. Participation in Meetings By Conference Telephone.

With the approval of the Chairman of the Board, or the person acting in that capacity, members of the Board of Directors may participate in a meeting of such Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meetings Amended 03-26-09

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ARTICLE III - COMMITTEES

Section 4. Participation in Meetings By Conference Telephone.

Members of any committee, with the approval of the chairperson of that committee, or the person acting in that capacity, may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meetings. Amended 03-26-09